Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eliem Therapeutics, Inc. of our report dated May 12, 2021, except for the effects of the reverse stock split discussed in Note 13 to the consolidated financial statements, as to which the date is August 2, 2021, relating to the financial statements of Eliem Therapeutics, Inc., which appears in Eliem Therapeutics, Inc.’s Registration Statement on Form S-1 (Nos. 333-257980 and 333-258661).

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

August 12, 2021